Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Xjet Ltd. of our report dated March 21, 2023 except for the effects of the Reverse Stock Split discussed in Note 2b to the financial statements, as to which the date is April 23, 2023 relating to the financial statements of Xjet Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
August 10, 2023